INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT, dated as of December ___, 2002 is by and between VISUAL BIBLE INTERNATIONAL, INC. (the "Company"), a corporation existing under the laws of the State of Florida, and the individuals and entities signatory hereto (each a "Holder" and together, "Holders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Debentures.
      WHEREAS, the Company and each Holder has entered into a Subscription Agreement, dated the date hereof, and pursuant to the Subscription Agreement, the Company has issued a Debenture in favor of each Holder (each a "Debenture" and together, the "Debentures"); and
      WHEREAS, the Company has agreed to grant the Holders certain rights with respect to (i) each and every financing ("Subsequent Financing") undertaken by the Company after the date hereof, whether in the form of debt or equity (or a combination thereof) (the "Financing Rights") and (ii) the Board of Directors of the Company
(the "Appointment Rights").
      NOW THERFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.   Subsequent Financing Rights.
(a) Company shall provide each Holder with a written notice of any intention to undertake a Subsequent Financing as soon a practicable following any offer received from or given to any potential investor or investors, but in no event later than two (2) business days following such offer (an "Offer Notice"). Each Offer Notice shall describe in reasonable detail the material terms of the transaction, including but not limited to, the cash purchase price of the subject securities or amount of the loan. Each Offer Notice shall constitute an irrevocable offer to allow the recipient Holder to participate in the subject Subsequent Financing upon the same terms and conditions as are offered by the Company to the potential investor or investors in an amount as calculated by Section 1(b).
Each Holder shall have the irrevocable right and option, exercisable as provided below, but not the obligation to participate in the Subsequent Financing in an amount up to the amount calculated pursuant to Section 1(b).
(b) Each Holder shall be entitled to participate in each and every Subsequent Financing in a U.S. Dollar amount determined by multiplying (x) the total amount of the Subsequent Financing (in or converted into U.S. Dollars) by (y) the quotient derived by dividing
(i) the number of equity securities (including the Company's Common Stock and Series B Preferred Stock) owned by the Holder at the time of the Subsequent Financing by (ii) the total number of equity securities of the Company outstanding immediately prior to the Subsequent Financing.
(c) The option provided for herein with respect to a Holder shall be exercisable by such Holder giving written notice that such Holder desires to participate in the Subsequent Financing and the extent to which the Holder desires to participate in such Subsequent Financing not later than ten (10) business days after the date of the Offer Notice.
(d) If a Holder declines to participate (which shall include a failure to give timely notice of acceptance) in whole or in part in the Subsequent Financing (the "Declined Portion"), the Holder's Financing Rights shall terminate with respect to such Declined Portion.
(e) The Holders shall not have Financing Rights with respect to the issuance of the Company's Common Stock or Series B Preferred Stock, or securities convertible or exchangeable into the foregoing, to employees, officers, directors, consultants or in settlement of any obligations of the Company; provided that, the Company shall not issue securities representing more than 2,500,000 shares, on a fully converted or exchanged basis, of the Company's Common Stock or Series B Preferred Stock in the aggregate to employees, officers, directors, consultants or in settlement of any obligations of the Company.
2. Appointment Rights. Holders representing a majority of the total Existing Principal Amount advanced under the Initial Financing Debentures and Subsequent Financing Debentures shall have the right to nominate two (2) individuals to serve on the Board of Directors of the Company and/or two (2) individuals to serve as observers to the Board of Directors of the Company. The Company shall use its best efforts to cause the individuals named in the preceding sentence to serve in the capacities indicated within two (2) weeks of such individuals being named.
3. Term. This Agreement shall terminate with respect to a Holder upon the payment in full and full satisfaction of such Holder's Debenture in accordance with its terms.
4. Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
5. Amendments and Waivers. Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and Holders representing a majority of the Existing Principal Amount advanced under the Initial Financing Debentures and Subsequent Financing Debentures. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder.
6. Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth as set forth in the Subscription Agreement or as subsequently modified by written notice.
7. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.
8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES.
9. JURISDICTION AND VENUE. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF NEW YORK COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT
COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY
ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT
ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN
RESPECT THEREOF BROUGHT IN ANY OF THE ABOVE DESCRIBED COURTS AND
HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK, HAS BEEN BROUGHT IN
AN INCONVENIENT FORUM. THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF
REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE
OF THE ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS EITHER
PARTY MAY FURNISH IN WRITING TO THE OTHER, PROVIDED PROCESS IS
ACTUALLY RECEIVED.
10. Entire Agreement. This Agreement and the other documents, instruments and agreements executed in connection herewith constitute the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.
11. Additional Parties. The parties hereto agree that subsequent individuals or entities that purchase Units by executing a Subscription Agreement shall, upon execution of a counterpart signature page hereto, be added as a party to this Agreement and have all rights and privileges of a "Holder" and be subject and bound by all the terms and conditions hereof as if such subsequent party was one of the Holders on the date hereof.
12. Sections and Headings. The sections and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have duly executed this Investor Rights Agreement as of the date first written above.
                                 VISUAL BIBLE INTERNATIONAL,
                                 INC.,



                 By:_________________________
                 Name:
                     Title:

IN WITNESS WHEREOF, the parties hereto have duly executed this Investor Rights Agreement as of the date first written above.

                           HOLDER:


                                 ______________________________________
                                 Name: